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Exhibit 99.1

News Release

FOR INFORMATION CONTACT:
Lauren Harris
Vice President of Marketing
CNL Real Estate Group, Inc.

(407) 650-1205                                             FOR IMMEDIATE RELEASE
                                                           April 2, 2004


            CNL HOSPITALITY PROPERTIES, INC. COMPLETES ACQUISITION OF
                           KSL RECREATION CORPORATION

CNL HOSPITALITY BECOMES NATION'S SECOND LARGEST HOTEL REIT

ORLANDO, FL - CNL Hospitality Properties, Inc., an Orlando-based real estate investment trust (REIT), today announced that it has completed its previously announced acquisition of KSL Recreation Corporation ("KSL"), including KSL's portfolio of six luxury destination resorts. CNL Hospitality, through its subsidiaries, acquired 100 percent of the outstanding stock of KSL for $1.4 billion in cash and assumed KSL's long-term debt of $794 million.

"This is an exciting milestone in our company's history, as we add six world-renowned resorts at an opportune time in a strengthening lodging industry," said Thomas J. Hutchison III, chief executive officer of CNL Hospitality Properties, Inc. "The KSL acquisition directly aligns with our long-term investment strategy to assemble a quality, robust portfolio, while further broadening our overall diversification."

With the closing of this transaction, CNL Hospitality Properties, Inc. adds 3,531 rooms and strengthens its presence in major destination markets. As a result of this acquisition, the company, based on total assets, is the nation's second largest hotel REIT, with a portfolio of 136 hotels and resorts with total assets of more than $6 billion. The acquired KSL resorts include:

|X|      780-room Grand Wailea Resort & Spa on Maui, Hawaii
|X|      796-room La Quinta Resort & Club and PGA West in La Quinta, California
|X|      692-room Doral Golf Resort & Spa in Miami, Florida
|X|      738-room Arizona Biltmore Resort & Spa in Phoenix, Arizona
|X|      279-room Claremont Resort & Spa in Berkeley, California
|X|      246-room Lake Lanier Islands Resort near Atlanta, Georgia


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CNL COMPLETES ACQUISITION OF KSL RECREATION CORPORATION, PAGE 2

John A. Griswold, president of CNL Hospitality Properties, Inc., added, "We are pleased to expand our presence in the luxury resort market with the addition of these outstanding properties, which combine distinctive destinations with unparalleled guest services. KSL has been very successful over the past decade in assembling and operating this world-class portfolio of resorts, and we are delighted to add these hotels to our growing asset base."

As part of the transaction, CNL Hospitality Properties, Inc. has entered into interim management agreements under which KSL will continue to manage each of the six resorts until a permanent manager is selected. Also in connection with the acquisition, the company entered into a $1.1 billion short-term credit agreement with an affiliate of Deutsche Bank AG.

ABOUT CNL HOSPITALITY PROPERTIES, INC.

CNL Hospitality Properties, Inc. is an affiliate of CNL Financial Group, Inc. and owns interests in a portfolio of 136 hotels with more than 32,500 rooms in 37 states and Canada with 19 nationally recognized hotel brands. Headquartered in Orlando, CNL Financial Group, Inc. is one of the nation's largest privately held real estate investment and finance companies. CNL Financial Group, Inc. and the entities it has formed or acquired have more than $12 billion in assets, representing more than 4,000 properties in 49 states and Canada. For additional information, please visit www.cnlonline.com/hospitality.



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Safe Harbor Statement Under The Private Securities Litigation Reform Act Of 1995
Certain statements and information included in this release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about future events. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied in such forward-looking statements. The
Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Although the Company believes its current expectations are based upon reasonable assumptions, the Company can give no assurance that expectations will be attained or that actual results will not differ materially.